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                                                                      EXHIBIT 11

MAPINFO CORPORATION AND SUBSIDIARIES
EXHIBIT 11 STATEMENT REGARDING COMPUTATION OF PER SHARE
 EARNINGS
(in thousands, except per share data)
(unaudited)
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

                                           Three Months        Six Months
                                          Ended March 31,   Ended March 31,
                                        -----------------  ----------------
                                          1997    1996     1997     1996
                                          ----    ----     ----     ----
PRIMARY
     Average shares outstanding            5,788   5,664    5,782    5,657
     Net effect of dilutive stock
      options - based on the
      treasury stock method using
      average market price                    79     145      103      174
                                          ------  ------   ------   ------
          Total                            5,867   5,809    5,885    5,831
                                          ======  ======   ======   ======
     Net income (loss)                    $   84  $  150   $ (811)  $  286
                                          ======  ======   ======   ======
     Earnings (loss) per share            $ 0.01  $ 0.03   $(0.14)  $ 0.05
                                          ======  ======   ======   ======

FULLY DILUTED
     Average shares outstanding            5,788   5,664    5,782    5,657
     Net effect of dilutive stock
      options - based on the
      treasury stock method using the
      year-end market
      price, if higher than the
      average market price                    79     145      103      174
                                          ------  ------   ------   ------
          Total                            5,867   5,809    5,885    5,831
                                          ======  ======   ======   ======
     Net income (loss)                    $   84  $  150   $ (811)  $  286
                                          ======  ======   ======   ======
     Earnings (loss) per share            $ 0.01  $ 0.03   $(0.14)  $ 0.05
                                          ======  ======   ======   ======

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